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                                                                       Exhibit J


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 13, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of Salomon Brothers Variable Large Cap Growth Fund; February 14, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Reports to Shareholders of Salomon Brothers Variable Capital Fund and Salomon Brothers Variable Small Cap Growth Fund; February 17, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of Salomon Brothers Variable Investors Fund; February 18, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of Salomon Brothers Variable High Yield Bond Fund; February 21, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of Salomon Brothers Variable Total Return Fund and February 24, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of Salomon Brothers Variable Strategic Bond Fund, which are all also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, NY
April 28, 2003